Exhibit 99.1

QC Holdings, Inc. Issues Revised Fourth Quarter and Full Year Results;
        Income from Continuing Operations Increased by $576,000

    OVERLAND PARK, Kan.--(BUSINESS WIRE)--Feb. 28, 2006--QC Holdings, Inc. (NASDAQ:QCCO) today issued revised financial results for the three months and year ended December 31, 2005. The Company originally released its fourth quarter and fiscal year 2005 results on February 9, 2006. On February 24, 2006, the Company finalized its evaluation with respect to overtime to be paid to salaried branch managers that work in branches with less than two additional employees. The Company originally recorded an estimate of $1.4 million related to this issue based on information available as of February 8, 2006. Based on information received subsequent to that date and discussions with relevant parties, the Company has concluded that approximately $440,000 will be paid to affected branch managers, which results in changes to the financial information originally released by the Company.
    As a result of the change in estimate, the Company's fourth quarter 2005 branch salaries and benefits declined to $11.5 million from $12.4 million, causing income from continuing operations to increase to $1.6 million from $1.0 million as originally released. Similarly, for the year ended December 31, 2005, the Company reported branch salaries and benefits of $38.1 million (down from $39.0 million) and income from operations of $6.3 million compared to $5.7 million as originally released.

    About QC Holdings, Inc.

    Headquartered in Overland Park, Kansas, QC Holdings, Inc. is a leading provider of payday loans in the United States, operating 532 branches in 25 states at December 31, 2005. With more than 20 years of operating experience in the retail consumer finance industry, the Company entered the payday loan market in 1992 and, since 1998, has grown from 48 branches to 532 branches through a combination of new, or de novo, branches and acquisitions. During fiscal 2005, the Company advanced $985 million to customers through payday loans and reported total revenues of $152.9 million.

    Forward-Looking Statement Disclaimer: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These risks include (1) changes in laws or regulations or governmental interpretations of existing laws and regulations governing consumer protection or payday lending practices, (2) litigation or regulatory action directed towards us or the payday loan industry, (3) volatility in our earnings, primarily as a result of fluctuations in loan loss experience and the rate of revenue growth in branches, (4) negative media reports and public perception of the payday loan industry and the impact on state legislatures and federal and state regulators, (5) changes in our key management personnel, (6) integration risks and costs associated with acquisitions, and (7) the other risks detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. QC will not update any forward-looking statements made in this press release to reflect future events or developments.

    (Revised Financial Information Follows)

                           QC Holdings, Inc.
                   Consolidated Statements of Income
               (in thousands, except per share amounts)
                              (Unaudited)


                                Three Months Ended      Year Ended
                                   December 31,        December 31,
                              ----------------------------------------
                                  2004      2005      2004      2005
                              ----------------------------------------
Revenues
 Payday loan and credit
  service fees                  $31,195   $38,804  $106,648  $140,341
 Other                            2,754     3,092    11,562    12,537
                              ----------------------------------------
    Total revenues               33,949    41,896   118,210   152,878
                              ----------------------------------------
Branch expenses
 Salaries and benefits            7,141    11,473    25,043    38,073
 Provision for losses             7,812    10,102    24,422    41,417
 Occupancy                        3,360     5,666    11,731    19,062
 Depreciation and amortization      459     1,581     1,617     3,890
 Other                            3,242     3,911     9,499    13,521
                              ----------------------------------------
    Total branch expenses        22,014    32,733    72,312   115,963
                              ----------------------------------------
Branch gross profit              11,935     9,163    45,898    36,915

Regional expenses                 1,775     2,479     6,915     9,364
Corporate expenses                3,114     4,006     9,743    16,221
Depreciation and amortization       193       259       753       856
Interest expense
 (income), net                     (143)      (38)      451      (476)
Other expense (income), net         (56)        4      (291)      715
                              ----------------------------------------
       Income from continuing
        operations before
        taxes                     7,052     2,453    28,327    10,235
Provision for income taxes        2,378       861    10,790     3,912
                              ----------------------------------------
       Income from continuing
        operations                4,674     1,592    17,537     6,323
Income (loss) from
 discontinued operations,
 net of income tax                  250      (542)      942      (944)
                              ----------------------------------------
       Net income                $4,924    $1,050   $18,479    $5,379

Earnings (loss) per share(a):
 Basic
    Continuing operations         $0.23     $0.08     $0.98     $0.31
    Discontinued operations        0.01     (0.03)     0.05     (0.05)
                              ----------------------------------------
    Net income                    $0.24     $0.05     $1.03     $0.26

 Diluted
    Continuing operations         $0.22     $0.07     $0.91     $0.29
    Discontinued operations        0.01     (0.02)     0.05     (0.04)
                              ----------------------------------------
    Net income                    $0.23     $0.05     $0.96     $0.25
Weighted average number of
 common shares outstanding(a):
    Basic                        20,371    20,466    15,864    20,508
    Diluted                      21,705    21,376    16,970    21,448


(a) See computations of earnings per share below


                           QC Holdings, Inc.
                  Computations of Earnings per Share
               (in thousands, except per share amounts)
                              (Unaudited)


                                Three Months Ended     Year Ended
                                   December 31,        December 31,
                              ----------------------------------------
                                  2004      2005      2004      2005
                              ----------------------------------------
Income from continuing
 operations                      $4,674    $1,592   $17,537    $6,323
Less: dividend and
 participation rights from
 mandatory stock redemption(a)                       (2,025)
                              ----------------------------------------
Income from continuing
 operations available to
 common stockholders              4,674     1,592    15,512     6,323
                              ----------------------------------------
Discontinued operations, net
 of income tax                      250      (542)      942      (944)
Less: dividend and
 participation rights from
 mandatory stock redemption(a)                         (110)
                              ----------------------------------------
Income (loss) from
 discontinued operations
 available to common
 stockholders                       250      (542)      832      (944)
                              ----------------------------------------

Income available to common
 stockholders                    $4,924    $1,050   $16,344    $5,379

Weighted average number of
 actual common shares
 outstanding                     20,371    20,466    17,664    20,508
Reduction in weighted average
 shares from mandatory stock
 redemption(a)                                       (1,800)
                              ----------------------------------------
Weighted average number of
 common shares outstanding       20,371    20,466    15,864    20,508
Incremental shares from
 assumed conversion of stock
 options                          1,334       910     1,106       940
                              ----------------------------------------
Weighted average number of
 diluted common shares
 outstanding                     21,705    21,376    16,970    21,448
Earnings (loss) per share:
 Basic
  Continuing operations           $0.23     $0.08     $0.98     $0.31
  Discontinued operations          0.01     (0.03)     0.05     (0.05)
                              ----------------------------------------
  Net income                      $0.24     $0.05     $1.03     $0.26
 Diluted
  Continuing operations           $0.22     $0.07     $0.91     $0.29
  Discontinued operations          0.01     (0.02)     0.05     (0.04)
                              ----------------------------------------
  Net income                      $0.23     $0.05     $0.96     $0.25

Notes:
Basic and diluted earnings per share are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Through June 30, 2004, the Company used the two-class method for computing basic and diluted earnings per share to consider the effect of the mandatory stock redemption under a Stockholders Agreement between the Company and two principal stockholders. The Stockholders Agreement was terminated on June 30, 2004.

(a) As set forth in Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which was adopted on July 1, 2003, the shares considered to be subject to redemption under the Stockholders Agreement for which a liability had been recorded through June 30, 2004 are excluded from weighted average shares for purposes of computing basic and diluted earnings per share. Further, SFAS 150 requires that the portion of net income representing dividend and participation rights associated with the mandatory redemption be removed from income available to common stockholders pursuant to the two-class method set forth by Statement of Financial Accounting Standards No. 128, Earnings per Share. The Stockholders Agreement was terminated effective June 30, 2004 and the computations for earnings per share no longer require ongoing adjustments.


                           QC Holdings, Inc.
                      Consolidated Balance Sheets
          (in thousands, except share and per share amounts)


                                           December 31,   December 31,
                                               2004           2005
                                          ----------------------------
                   ASSETS                                 (Unaudited)
Current assets
  Cash, cash equivalents and
   short-term investments                      $40,526        $31,640
  Loans receivable, less allowance for
   losses of $1,520 at December 31, 2004
   and $1,705 at December 31, 2005              49,385         52,778
  Prepaid expenses and other
   current assets                                2,893          2,945
                                          ----------------------------
    Total current assets                        92,804         87,363
Property and equipment, net                     17,236         32,147
Goodwill                                         7,298          7,265
Other assets, net                                1,098          1,364
                                          ----------------------------
    Total assets                              $118,436       $128,139

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                $396           $644
  Accrued expenses and other liabilities         2,751          6,270
  Deferred revenue                               2,926          4,121
  Deferred income taxes                          3,428          2,384
                                          ----------------------------
    Total current liabilities                    9,501         13,419
Non-current liabilities                                           737
Deferred income taxes                            2,643          3,167
                                          ----------------------------
    Total liabilities                           12,144         17,323
                                          ----------------------------

Commitments and contingencies
Stockholders' equity
  Common stock, $0.01 par value:
   75,000,000 shares authorized;
   20,371,000 shares issued and
   outstanding at December 31, 2004;
   20,700,250 shares issued and
   20,432,850 outstanding at
   December 31, 2005                               204            207
  Additional paid-in capital                    69,417         71,687
  Retained earnings                             36,671         42,050
  Treasury stock                                               (3,128)
                                          ----------------------------
    Total stockholders' equity                 106,292        110,816
                                          ----------------------------
    Total liabilities and stockholders'
     equity                                   $118,436       $128,139


    CONTACT: QC Holdings, Inc.
             Investor Relations Contact:
             Douglas E. Nickerson, 913-234-5154
             or
             Media Contact:
             Tom Linafelt, 913-234-5237